Exhibit 99.1

PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS
THIRD QUARTER 2014 FINANCIAL RESULTS

HAMILTON, BERMUDA, October 15, 2014 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported net income of $29.1 million and diluted earnings per common share of $1.12 for the quarter ended September 30, 2014.

The results for the quarter include net premiums earned of $129.5 million, net favorable development of $23.5 million and net investment income of $17.5 million.

Michael D. Price, Platinum's Chief Executive Officer, commented, "Our results reflect favorable prior period development, investment results on a total return basis, and active capital management, as well as the impact of tornado and hail activity in North America which affected certain regional catastrophe covers and crop/hail programs. Our book value per common share was $68.34 as of September 30, 2014, an increase of 1.4% from June 30, 2014."

Mr. Price added, "Absent major events in the insurance or capital markets, we expect capacity for insurable risks to remain high, resulting in continued downward pressure on overall rate adequacy. With a strong balance sheet and broad market access, our talented and experienced underwriting, investment, and risk professionals are well positioned to assume and manage a variety of risks in the current challenging market environment."

Results for the quarter ended September 30, 2014 are summarized as follows:

•	Net income was $29.1 million and diluted earnings per common share were $1.12.

•	Gross premiums written were $133.3 million and net premiums written were $123.8 million.

•	Net premiums earned were $129.5 million.

•	Combined ratio was 82.8%.

•	Net investment income was $17.5 million.

•	Net realized gains on investments were $3.1 million.

Results for the quarter ended September 30, 2014 as compared with the quarter ended September 30, 2013 are summarized as follows:

•	Net income was $29.1 million compared with net income of $38.3 million.

•	Gross premiums written decreased $13.5 million (or 9.2%) and net premiums written decreased $14.1 million (or 10.2%).

•	Net premiums earned decreased $5.9 million (or 4.4%).

•	Combined ratio increased 17.3 percentage points.

•	Net investment income decreased $0.2 million (or 1.3%).

•	Net realized gains on investments were $3.1 million compared with net realized losses on investments of $0.3 million.

Net premiums written for Platinum's Property and Marine, Casualty and Finite Risk segments for the quarter ended September 30, 2014 were $50.2 million, $67.6 million and $6.0 million, respectively, representing 40.6%, 54.6% and 4.8%, respectively, of total net premiums written. Combined ratios for these segments were 78.5%, 85.7% and 87.3%, respectively. Compared with the quarter ended September 30, 2013, net premiums written decreased $9.0 million (or 15.2%), $2.4 million (or 3.5%) and $2.7 million (or 31.2%) in the Property and Marine, Casualty and Finite Risk segments, respectively.

Results for the nine months ended September 30, 2014 are summarized as follows:

•	Net income was $129.0 million and diluted earnings per common share were $4.78.

•	Gross premiums written were $394.4 million and net premiums written were $379.9 million.

•	Net premiums earned were $380.6 million.

•	Combined ratio was 70.1%.

•	Net investment income was $52.9 million.

•	Net realized gains on investments were $2.0 million.

Results for the nine months ended September 30, 2014 as compared with the nine months ended September 30, 2013 are summarized as follows:

•	Net income was $129.0 million compared with net income of $174.7 million.

•	Gross premiums written decreased by $35.6 million (or 8.3%) and net premiums written decreased $39.1 million (or 9.3%).

•	Net premiums earned decreased $24.6 million (or 6.1%).

•	Combined ratio increased 7.8 percentage points.

•	Net investment income decreased $1.3 million (or 2.3%).

•	Net realized gains on investments decreased $22.7 million.

Net premiums written for Platinum's Property and Marine, Casualty and Finite Risk segments for the nine months ended September 30, 2014 were $166.5 million, $194.1 million and $19.4 million, respectively, representing 43.8%, 51.1% and 5.1%, respectively, of total net premiums written. Combined ratios for these segments were 70.7%, 67.0% and 93.8%, respectively. Compared with the nine months ended September 30, 2013, net premiums written decreased $9.5 million (or 5.4%), $26.5 million (or 12.0%) and $3.2 million (or 14.0%) in the Property and Marine, Casualty and Finite Risk segments, respectively.

Total assets were $3.7 billion as of September 30, 2014, a decrease of $138.6 million (or 3.6%) from June 30, 2014 and a decrease of $237.7 million (or 6.1%) from December 31, 2013. Investable assets, consisting of investments, cash and cash equivalents, accrued investment income and net balances due from brokers, were $3.3 billion as of September 30, 2014, a decrease of $145.3 million (or 4.2%) from June 30, 2014 and a decrease of $207.6 million (or 5.9%) from December 31, 2013.

Net unrealized gains on available-for-sale investments, net of deferred taxes, were $87.5 million as of September 30, 2014, a decrease of $3.9 million from June 30, 2014 and an increase of $39.4 million from December 31, 2013.

During the quarter ended September 30, 2014, the Company repurchased an aggregate of 1,704,594 common shares for $104.9 million at a weighted average cost, including commissions, of $61.55 per share. During the nine months ended September 30, 2014, the Company repurchased an aggregate of 3,558,690 common shares for $215.7 million at a weighted average cost, including commissions, of $60.61 per share.

Shareholders' equity was $1.7 billion as of September 30, 2014, a decrease of $81.2 million (or 4.6%) from June 30, 2014 and a decrease of $50.1 million (or 2.9%) from December 31, 2013. Book value per common share was $68.34 as of September 30, 2014 based on 24.8 million common shares outstanding, an increase of $0.96 (or 1.4%) from $67.38 as of June 30, 2014 based on 26.4 million common shares outstanding and an increase of $6.27 (or 10.1%) from $62.07 as of December 31, 2013 based on 28.1 million common shares outstanding.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement). The Financial Supplement provides additional detail regarding the financial performance of Platinum and its business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Thursday, October 16, 2014 at 8:00 a.m. Eastern time. The call may be accessed by dialing 888-737-3707 (US and Canadian callers) or 913-312-0936 (international callers) or in a listen-only mode via the Investor Relations section of Platinum's website at www.platinumre.com. Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call. Please specify passcode 3096800.

The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Thursday, October 16, 2014 until 11:00 a.m. Eastern time on Thursday, October 23, 2014. To access the replay by telephone, dial 888-203-1112 (US and Canadian callers) or 719-457-0820 (international callers) and specify passcode 3096800. The teleconference will also be archived on the Investor Relations section of Platinum's website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company's results, management has included certain financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including underwriting income or loss, related underwriting ratios and book value per common share, are referred to as non-GAAP. These non-GAAP financial measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.
About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance brokers, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda and the United States. For further information, please visit Platinum's website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us. In particular, statements using words such as "may", "should", "estimate", "expect", "anticipate", "intend", "believe", "predict", "potential", or words of similar import generally involve forward-looking statements. The inclusion of forward-looking statements in this press release should not be considered as a representation by us or any other person that our current plans or expectations will be achieved. Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, the occurrence of severe catastrophic events; the effectiveness of our loss limitation methods and pricing models; the adequacy of our ceding companies' ability to assess the risks they underwrite; the adequacy of our estimated liability for unpaid losses and loss adjustment expenses; the effects of emerging claim and coverage issues on our business; our ability to maintain our A.M. Best and S&P financial strength ratings; our ability to raise capital on acceptable terms if necessary; our exposure to credit loss from counterparties in the normal course of business; the availability and cost of collateral arrangements in order to provide reinsurance; the effect on our business of the cyclicality of the property and casualty reinsurance business; the effect on our business of the highly competitive nature of the property and casualty reinsurance industry, including the effect of new entrants to the industry; losses that we could face from terrorism, political unrest and war; our dependence on the business provided to us by reinsurance brokers and our exposure to credit risk associated with our brokers during the premium and loss settlement process; the availability of retrocessional reinsurance on acceptable terms; foreign currency exchange rate fluctuations; our ability to maintain and enhance effective operating procedures and internal controls over financial reporting; our need to make many estimates and judgments in the preparation of our financial statements; the limitations placed on our financial and operational flexibility by the representations, warranties and covenants in our debt and credit facilities; our ability to retain key executives and attract and retain additional qualified personnel in the future; the effect of technology breaches or failures on our business; the performance of our investment portfolio; the effects of changes in market interest rates on our investment portfolio; the concentration of our investment portfolio in any particular industry, asset class or geographic region; the effects that the imposition of U.S. corporate income tax would have on Platinum Underwriters Holdings, Ltd. and its non-U.S. subsidiaries; the risk that U.S. persons who hold our shares will be subject to adverse U.S. federal income tax consequences under certain circumstances; the risk that U.S. persons who dispose of our shares may be subject to U.S. federal income taxation at the rates applicable to dividends on all or a portion of their gains, if any; the risk that holders of 10% or more of our shares may be subject to U.S. income taxation under the "controlled foreign corporation" rules; the effect of changes in U.S. federal income tax law on an investment in our shares; the possibility that we may become subject to taxes in Bermuda; the effect of income, premium or other taxes on Platinum Underwriters Holdings, Ltd. or its subsidiaries by other jurisdictions; the effect on our business of potential changes in the regulatory system under which we operate; the impact of regulatory regimes and changes to accounting rules on our financial results, irrespective of business operations; the uncertain impact on our business of the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010; the non-compliance with laws, regulations and taxation on transactions with international counter-parties; the dependence of the cash flows of Platinum Underwriters Holdings, Ltd., a holding company, on dividends, interest and other permissible payments from its subsidiaries to meet its obligations, and the fact that these dividends and other payments are often limited in amount by applicable laws; the risk that our shareholders may have greater difficulty in protecting their interests than would shareholders of a U.S. corporation; and limitations on the ownership, transfer and voting rights of our common shares. As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The foregoing factors should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events. For a detailed discussion of our risk factors, refer to Item 1A, "Risk Factors", in our Annual Report on Form 10-K for the year ended December 31, 2013.

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Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of September 30, 2014 and December 31, 2013
($ and amounts in thousands, except per share data)

	(unaudited)
	September 30,	December 31,
	2014	2013
Assets
Investments:
Fixed maturity securities	$1,914,011	$1,961,265
Short-term investments	26,269	66,679
Cash and cash equivalents	1,339,149	1,464,418
Accrued investment income	20,184	20,026
Reinsurance premiums receivable	135,113	138,454
Reinsurance balances (prepaid and recoverable)	8,986	2,089
Funds held by ceding companies	90,385	119,241
Deferred acquisition costs	32,641	31,103
Reinsurance deposit assets	82,397	79,303
Other assets	37,024	41,307
Total assets	$3,686,159	$3,923,885

Liabilities
Unpaid losses and loss adjustment expenses	$1,498,342	$1,671,365
Unearned premiums	130,366	126,300
Debt obligations	250,000	250,000
Commissions payable	53,775	78,791
Other liabilities	57,028	50,722
Total liabilities	$1,989,511	$2,177,178

Shareholders' Equity
Common shares	$248	$281
Additional paid-in capital	-	10,711
Accumulated other comprehensive income	87,471	48,084
Retained earnings	1,608,929	1,687,631
Total shareholders' equity	$1,696,648	$1,746,707

Total liabilities and shareholders' equity	$3,686,159	$3,923,885

Book value per common share (1)	$68.34	$62.07

(1) Book value per common share is a non-GAAP financial measure as defined by Regulation G and is determined by dividing shareholders' equity by common shares outstanding of 24,827 and 28,143 at September 30, 2014 and December 31, 2013, respectively.

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)
For the Three and Nine Months Ended September 30, 2014 and 2013
($ and amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue
Net premiums earned	$129,463	$135,360	$380,561	$405,146
Net investment income	17,523	17,758	52,860	54,110
Net realized gains (losses) on investments	3,109	(306)	1,998	24,698
Net impairment losses on investments	-	(65)	(224)	(2,002)
Other income (expense)	86	1,426	2,797	2,503
Total revenue	150,181	154,173	437,992	484,455

Expenses
Net losses and loss adjustment expenses	66,178	44,142	143,552	120,807
Net acquisition expenses	28,042	30,675	83,391	91,207
Operating expenses	18,607	20,672	58,324	59,695
Net foreign currency exchange losses (gains)	(102)	487	(255)	(592)
Interest expense	4,789	4,782	14,363	14,341
Total expenses	117,514	100,758	299,375	285,458
Income before income taxes	32,667	53,415	138,617	198,997
Income tax expense	3,542	15,130	9,577	24,342
Net income	$29,125	$38,285	$129,040	$174,655

Earnings Per Common Share
Weighted average common shares outstanding	25,731	28,655	26,683	30,519
Basic earnings per common share	$1.13	$1.34	$4.83	$5.71

Adjusted weighted average common shares outstanding	26,002	29,065	27,001	30,949
Diluted earnings per common share	$1.12	$1.32	$4.78	$5.63

Comprehensive income
Net income	$29,125	$38,285	$129,040	$174,655
Other comprehensive income (loss)	(3,880)	(6,977)	39,387	(80,300)
Comprehensive income	$25,245	$31,308	$168,427	$94,355

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Three Months Ended September 30, 2014 and 2013
($ in thousands)

	Three Months Ended September 30, 2014
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$50,201	$67,571	$6,015	$123,787
Net premiums earned	53,500	69,474	6,489	129,463
Net losses and loss adjustment expenses	24,749	37,865	3,564	66,178
Net acquisition expenses	9,778	16,470	1,794	28,042
Other underwriting expenses	7,446	5,192	309	12,947
Segment underwriting income (loss)*	$11,527	$9,947	$822	22,296

Net investment income				17,523
Net realized gains (losses) on investments				3,109
Net impairment losses on investments				-
Other income (expense)				86
Corporate expenses not allocated to segments				(5,660)
Net foreign currency exchange (losses) gains				102
Interest expense				(4,789)
Income before income taxes				$32,667

Underwriting ratios:*
Net loss and loss adjustment expense	46.3%	54.5%	54.9%	51.1%
Net acquisition expense	18.3%	23.7%	27.6%	21.7%
Other underwriting expense	13.9%	7.5%	4.8%	10.0%
Combined	78.5%	85.7%	87.3%	82.8%

	Three Months Ended September 30, 2013
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$59,169	$69,992	$8,737	$137,898
Net premiums earned	55,127	72,543	7,690	135,360
Net losses and loss adjustment expenses	28,339	10,242	5,561	44,142
Net acquisition expenses	9,699	19,067	1,909	30,675
Other underwriting expenses	7,747	5,727	342	13,816
Segment underwriting income (loss)*	$9,342	$37,507	$(122)	46,727

Net investment income				17,758
Net realized gains (losses) on investments				(306)
Net impairment losses on investments				(65)
Other income (expense)				1,426
Corporate expenses not allocated to segments				(6,856)
Net foreign currency exchange (losses) gains				(487)
Interest expense				(4,782)
Income before income taxes				$53,415

Underwriting ratios:*
Net loss and loss adjustment expense	51.4%	14.1%	72.3%	32.6%
Net acquisition expense	17.6%	26.3%	24.8%	22.7%
Other underwriting expense	14.1%	7.9%	4.4%	10.2%
Combined	83.1%	48.3%	101.5%	65.5%

*	Segment underwriting income or loss and related underwriting ratios are non-GAAP financial measures as defined by Regulation G. The underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Nine Months Ended September 30, 2014 and 2013
($ in thousands)

	Nine Months Ended September 30, 2014
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$166,464	$194,051	$19,386	$379,901
Net premiums earned	162,220	196,746	21,595	380,561
Net losses and loss adjustment expenses	61,759	68,086	13,707	143,552
Net acquisition expenses	30,050	47,748	5,593	83,391
Other underwriting expenses	22,901	15,957	947	39,805
Segment underwriting income (loss)*	$47,510	$64,955	$1,348	113,813

Net investment income				52,860
Net realized gains on investments				1,998
Net impairment losses on investments				(224)
Other income (expense)				2,797
Corporate expenses not allocated to segments				(18,519)
Net foreign currency exchange (losses) gains				255
Interest expense				(14,363)
Income before income taxes				$138,617

Underwriting ratios:*
Net loss and loss adjustment expense	38.1%	34.6%	63.5%	37.7%
Net acquisition expense	18.5%	24.3%	25.9%	21.9%
Other underwriting expense	14.1%	8.1%	4.4%	10.5%
Combined	70.7%	67.0%	93.8%	70.1%

	Nine Months Ended September 30, 2013
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$175,946	$220,547	$22,540	$419,033
Net premiums earned	165,811	218,967	20,368	405,146
Net losses and loss adjustment expenses	35,426	75,243	10,138	120,807
Net acquisition expenses	27,624	53,384	10,199	91,207
Other underwriting expenses	22,493	17,120	1,002	40,615
Segment underwriting income (loss)*	$80,268	$73,220	$(971)	152,517

Net investment income				54,110
Net realized gains on investments				24,698
Net impairment losses on investments				(2,002)
Other income (expense)				2,503
Corporate expenses not allocated to segments				(19,080)
Net foreign currency exchange (losses) gains				592
Interest expense				(14,341)
Income before income taxes				$198,997

Underwriting ratios:*
Net loss and loss adjustment expense	21.4%	34.4%	49.8%	29.8%
Net acquisition expense	16.7%	24.4%	50.1%	22.5%
Other underwriting expense	13.6%	7.8%	4.9%	10.0%
Combined	51.7%	66.6%	104.8%	62.3%

*	Segment underwriting income or loss and related underwriting ratios are non-GAAP financial measures as defined by Regulation G. The underwriting ratios are calculated by dividing each item above by net premiums earned.

Contact:	Kenneth A. Kurtzman
(203) 252-5833